UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2024 (March 1, 2024)

GLOBAL TECHNOLOGIES, LTD

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25668	86-0970492
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Campus Dr., Suite 105, Parsippany, NJ 07054

(Address of Principal Executive Office) (Zip Code)

(973) 233-5151

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GTLL	OTC Markets “PINK”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS

Entry into Amended and Restated Letter of Intent to Acquire GOe3, LLC

As previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2023, the Company entered into a Letter of Intent (the “Original LOI”) to acquire GOe3, LLC (“GOe3”).

On March 1, 2024, the Company and GOe3 entered into an Amended and Restated Letter of Intent (the “Amended and Restated LOI”). Under the terms of the Amended and Restated LOI, the following are changes to the Original LOI:

1.	At the Closing, GTLL will issue to the GOe3 Membership Unit holders, on a pro-rata basis in accordance with their ownership, an aggregate number of shares of the New Preferred. The shares of the New Preferred issued at Closing will represent 25% of the 70% to be issued to GOe3. GOe3 shall have certain milestones to achieve in order to earn the remaining 75% of the 70% of the New Preferred.

2.	Milestones to be achieved by GOe3 in order to earn additional shares of the New Preferred:

a.	Upon receipt of a GSA number and approval/awarding of the GSA grant/contract (“Milestone 2a”), __________ shares of the New Preferred shall be issued representing the second 25% of the New Preferred shares to be issued;
b.	Upon sales reaching $2.5 million from the installation of charging stations (“Milestone 2b”), additional shares of the New Preferred shall be issued representing the third 25% of the New Preferred shares to be issued; and
c.	Upon sales reaching $10 million from the installation of charging stations (“Milestone 2c”), additional shares of the New Preferred shall be issued representing the fourth and final 25% of the New Preferred shares to be issued.

3.	GOe3 shall become a wholly owned subsidiary of GTLL at Closing. Any intellectual property, patents or trademarks held by GOe3 shall remain within GOe3. Any new intellectual property, patents or trademarks filed for GOe3’s proprietary charging stations shall be filed under GOe3.

4.	Upon Closing, Bruce Brimacombe shall remain as President/Managing Member of GOe3 and shall be appointed as a member of the Board of Directors of GTLL as Chairman of the Board of Directors, ______________________ shall be retained as CFO/COO of GTLL. Mr. Brimacombe shall enter into an Employment Agreement and a Board of Directors Services Agreement with GTLL. Fred Kutcher shall remain as a director and President of GTLL and its wholly owned subsidiary, 10 Fold Services, LLC. GTLL shall appoint a new board member at Closing bringing the total number of directors at Closing to three (3). Additional director changes/additions shall be as follows:

a.	Upon the achievement of Milestone 2a, Both GTLL and GOe3 shall appoint a new board member, bringing the total number of board members to five (5).

b.	Upon achievement of Milestone 2c, GOe3 shall appoint a new board member replacing one of the GTLL board members. Mr. Brimacombe shall be named President of GTLL.

5.	The parties expect to consummate the Proposed Transaction as soon as reasonably practicable, with an expected Closing Date no later than March 15, 2024.

There can be no assurance that the Proposed Transaction will be completed as currently contemplated, or at all.

The foregoing provides only a brief description of the material changes of the Amended and Restated LOI from the Original LOI and does not purport to be a complete description of the Amended and Restated LOI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL TECHNOLOGIES, LTD

Date: March 6, 2024	By:	/s/ Fredrick Cutcher
	Name:	Fredrick Cutcher
	Title:	Chief Executive Officer